UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2008

TYPHOON TOUCH TECHNOLOGIES, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-52130	20-3387991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

711 South Carson Street, Suite #4, Carson City, Nevada 89701		89701
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		775-881-3326

Not Applicable
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS: APPOINTMENT OF PRINCIPAL OFFICERS

(d)  Appointment of New Director

The Board of Directors has appointed Mr. Raymond P. Tellini as a director of Typhoon Touch Technologies, Inc.

Mr. Tellini is forty-one (41) years of age.  Mr. Tellini is currently the managing member and 100% owner of Shippan Holdings LLC, a hedge fund consultancy, (Jan 2005 - present).  Mr. Tellini is also the managing member of Brennecke Partners LLC, a 100% owned private investment vehicle which was also a hedge fund consultancy prior to Jan 2005,  (March 2001 to present). Mr. Tellini also previously worked for Imperium Partners Group LLC, a New York based hedge fund, from Sept 2005 thru Sept 2006.  Mr. Tellini received a bachelor's of science degree in accouting from Lehigh University in 1988. He received a master's degree in business administration in finance from New York University Stern School of Business in 1999.  Mr. Tellini was a licensed CPA in New York State from 1992 through 2005 at which time he chose to go inactive.

There is no family relationship between Messrs. Tellini and the existing officers and directors of Typhoon.

There are no relationships or related transactions required to be disclosed concerning Mr. Tellini.

Typhoon has not entered into an employment agreement with Mr. Tellini and does not expect to enter into an employment agreement with Mr. Tellini at this time.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.   N/A

(b) Pro forma financial information.   N/A

(c) Exhibits.

As described in Item 5.02 of this Report, the following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated February 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 THE REGISTRANT

By:

/s/ James Shepard

_________________________________
James Shepard
President, Chief Executive Officer and Director
and a Member of the Board of Directors

Dated: February 22, 2008